Exhibit 99.1

Contact:	Jack Lief, President & CEO	Susan Neath, Media & Investor Relations
	Arena Pharmaceuticals	Atkins + Associates
	858-453-7200	858-527-3486

Arena Announces that Merck & Co., Inc. Selects Arena-Discovered Compound for Advancement in Pre-Clinical Development

Merck-Arena Program Progresses from Research to Pre-Clinical Development in Two Years

SAN DIEGO, October 26, 2004—Arena Pharmaceuticals, Inc. (NASDAQ: ARNA) announced today that they have achieved a pre-clinical development milestone under their collaboration with Merck & Co., Inc., which triggered a $1 million payment to Arena. The Merck-Arena collaboration focuses primarily on identifying compounds that play a role in preventing and controlling particular cardiovascular diseases.

“Our collaboration with Merck has progressed tremendously in the two short years since it was established. We have achieved all research milestones for this program and may receive clinical milestones in the future, based on the success of the program,” stated Jack Lief, Arena’s President and Chief Executive Officer. “We have an opportunity to address an important market in the cardiovascular area, and we look forward to working closely with Merck to continue advancement of this program.”

“Merck is very pleased with the progress in our joint program with Arena, which is an example of our continuing commitment to partner with the best of biotech companies,” says Mervyn Turner, Ph.D., Senior Vice President Worldwide Licensing and External Research.

In October 2002, Arena and Merck entered into a collaboration focused on a group of GPCR targets discovered by Arena, which may represent novel targets for cardiovascular disease. Earlier this month, Arena announced that Merck extended and increased the research funding under this collaboration until October 2007, and expanded the scope of the collaboration to include a wider range of potential therapies for important cardiovascular diseases. With this milestone payment, Arena has received $8 million in pre-clinical milestone payments from Merck thus far this year. Arena could potentially receive up to an additional $34 million in clinical and regulatory milestones, in addition to royalties on drug sales, if any, and continued research funding under the collaboration.

About Arena Pharmaceuticals

Arena is a biopharmaceutical company focusing on the discovery, development and commercialization of drugs in four major therapeutic areas: metabolic, cardiovascular, inflammatory and central nervous system diseases. Arena is developing a broad pipeline of compounds that act on an important class of drug targets called G protein-coupled receptors, or GPCRs, and that are being developed using Arena’s proprietary technologies, including CART™ (Constitutively Activated Receptor Technology) and

Melanophore. Arena also has research collaborations with Merck, Fujisawa, Taisho and TaiGen for products in a number of different indications.

Forward-Looking Statements

Certain statements in this press release are forward-looking statements that involve a number of risks and uncertainties. Such forward-looking statements include statements about Arena’s collaboration with Merck, including statements about advancing the program and receiving future milestones and royalties, and statements about Arena’s strategy, technologies, pre-clinical and clinical programs, and ability to identify and develop drugs, as well as other statements that are not historical facts. For such statements, Arena claims the protection of the Private Securities Litigation Reform Act of 1995. Actual events or results may differ materially from Arena’s expectations. Factors that could cause actual results to differ materially from the forward-looking statements include, but are not limited to, the actions and decisions of Merck relating to advancing our program, the timing, success and cost of Arena’s research, out-licensing endeavors and clinical studies, Arena’s ability to obtain additional financing, and the timing and receipt of payments and fees, if any, from Arena’s collaborators. Additional factors that could cause actual results to differ materially from those stated or implied by Arena’s forward-looking statements are disclosed in Arena’s SEC reports, including Arena’s most recent quarterly report on Form 10-Q. These forward-looking statements represent Arena’s judgment as of the date of this release. Arena disclaims any intent or obligation to update these forward-looking statements.

Arena Pharmaceuticals® and Arena® are registered service marks of the company. CART™ is an unregistered service mark of the company.

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